FOR RELEASE                                 CONTACT:  Chris Morris
April 25, 2006                                        Executive Vice President
3:05 p.m. Central Time                                Chief Financial Officer
                                                      (972) 258-4525

              CEC ENTERTAINMENT, INC. REPORTS FIRST QUARTER RESULTS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced earnings for the first quarter ended April 2, 2006.

Revenues for the first quarter of 2006 increased to $227.0 million from $214.1 million in the first quarter of 2005. Net income in the first quarter of 2006 decreased to $29.2 million from $31.3 million in the same period of 2005.
Diluted earnings per share in the first quarter of 2006 were $0.85 per share compared to $0.84 per share in the first quarter of 2005.

Chris Morris, Executive Vice President and Chief Financial Officer stated that, "Total revenues increased 6.0% in the first quarter of 2006 over the same period of the prior year due to new store development and an increase in comparable store sales of 1.2%. During the first quarter of 2006, the Company generated operating cash flow of $60 million, invested $19 million primarily in new and existing stores and repurchased $10 million of its common stock while reducing outstanding borrowings on our credit facility to $105 million at the end of the quarter."

Mr. Morris further added, "Based on current estimates, we expect diluted earnings per share to range from $0.37 to $0.39 per share for the second quarter of 2006 and from $1.94 to $2.02 per share for the year. Expected diluted earnings per share for the year are unchanged from prior guidance."

Richard M. Frank, Chairman and Chief Executive Officer stated that, "The Company remains financially strong which gives us the opportunity to effectively execute our comprehensive business plan and create long-term shareholder value. We are confident in our strategies and have the talented and motivated people to execute them. We believe quality execution of our long-term strategies of improving our product through an aggressive capital plan, enhancing our value and experience for our guest, reinforced with effective advertising, quality new store development, coupled with operational execution and strategically repurchasing Company stock will drive long-term shareholder value."

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity, insurance, utility and labor costs.

CEC Entertainment, Inc. operates a system of 522 Chuck E. Cheese's restaurants in 48 states, of which 477 are owned and operated by the Company. # # #


                                  CEC ENTERTAINMENT, INC.
                       CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                            (Thousands, except per share data)

                                                                      Quarter Ended
                                                                 04/02/06        04/03/05

                                                                ---------       ---------
Revenues:
   Food and beverage.......................................     $ 148,600       $ 139,044
   Games and merchandise...................................        77,506          74,242
   Franchise fees and royalties............................           884             795
   Interest income.........................................             2               5
                                                                ---------       ---------
                                                                  226,992         214,086

Costs and expenses:
   Cost of sales:
      Food, beverage and related...........................        27,422          25,568
      Games and merchandise................................        10,062           8,324
      Labor................................................        59,626          53,825
                                                                ---------       ---------
                                                                   97,110          87,717
   Selling, general and administrative expenses............        28,672          26,894
   Depreciation and amortization...........................        15,919          14,397
   Interest expense........................................         1,703             723
   Other operating expenses................................        36,610          33,555
                                                                ---------       ---------
                                                                  180,014         163,286

Income before income taxes.................................        46,978          50,800

Income taxes...............................................        17,758          19,457
                                                                ---------       ---------

Net income.................................................     $  29,220       $  31,343
                                                                =========       =========

Earnings per share:
   Basic...................................................     $     .87       $     .86
   Diluted.................................................     $     .85       $     .84

Weighted average shares outstanding:
   Basic...................................................        33,719          36,355
   Diluted.................................................        34,517          37,451



                                          CEC ENTERTAINMENT, INC.
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (Thousands, except share amounts)

                                                                                 April 2,       January 1,
                                                                                   2006            2006
                                                                                ---------       ---------
                                                                               (unaudited)
ASSETS

Current assets:
   Cash and cash equivalents.............................................       $  15,689       $  12,184
   Accounts receivable...................................................          19,652          20,323
   Inventories...........................................................          12,799          13,659
   Prepaid expenses......................................................           9,746           7,882
   Deferred tax asset....................................................           1,824           1,824
                                                                                ---------       ---------
     Total current assets................................................          59,710          55,872
                                                                                ---------       ---------

Property and equipment, net..............................................         594,550         592,255
                                                                                ---------       ---------

Other assets ............................................................           1,762           2,201
                                                                                ---------       ---------
                                                                                $ 656,022       $ 650,328
                                                                                =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt.....................................       $     599       $     594
   Accounts payable......................................................          20,932          30,264
   Accrued liabilities...................................................          48,222          27,791
                                                                                ---------       ---------
     Total current liabilities...........................................          69,753          58,649
                                                                                ---------       ---------

Long-term debt, less current portion.....................................         116,729         148,974
                                                                                ---------       ---------

Deferred rent............................................................          63,974          61,877
                                                                                ---------       ---------

Deferred tax liability...................................................          15,451          17,001
                                                                                ---------       ---------

Accrued insurance .......................................................          17,000          17,000
                                                                                ---------       ---------

Shareholders' equity:
   Common stock, $.10 par value; authorized 100,000,000 shares;
     56,591,613 and 56,115,658 shares issued, respectively ..............           5,659           5,612
   Capital in excess of par value........................................         327,220         312,863
   Retained earnings ....................................................         497,618         468,398
   Accumulated other comprehensive income ...............................           2,467           2,446
   Less treasury shares of 22,821,415
     and 22,499,815, respectively, at cost...............................        (452,934)       (442,492)
   Deferred compensation.................................................          (6,915)              0
                                                                                ---------       ---------
                                                                                  373,115         346,827
                                                                                ---------       ---------
                                                                                $ 656,022       $ 650,328
                                                                                =========       =========



                             CEC ENTERTAINMENT, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                   (Thousands)


                                                        Quarter Ended
                                                  04/02/05         04/03/05
                                                  --------         --------

Number of Company-owned stores:
Beginning of period                                  475              449
New                                                    3                4
Closed                                                (1)
                                                    ----             ----

End of period                                        477              453
                                                    ====             ====

Number of Franchised stores:
Beginning of period                                   44               46
New                                                    1
Closed                                                                 (1)
                                                    ----             ----

End of period                                         45               45
                                                    ====             ====